UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

June 12, 2018 (June 7, 2018)

Internap Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31989	91-2145721
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number

12120 Sunset Hills Road, Suite 330, Reston, Virginia	20190
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 302-9700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Securities Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Securities Act (17 CFR 240.13e-2(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Chief Financial Officer

On June 7, 2018, Internap Corporation (the “Company”) appointed James Keeley as the Company’s Chief Financial Officer, effective June 11, 2018.

Mr. Keeley, 52, has over 25 years of financial and accounting leadership experience covering a diverse set of industries. Since 2017, Mr. Keeley was the Chief Financial Officer of Tahzoo, LLC, a privately held digital marketing and systems integrator. From 2014 to 2017, he provided financial consulting services for small-to-medium sized businesses, including serving as Chief Financial Officer of Icore Networks Inc. and General Manager of the Virginia office of Vonage Holdings Corporation, after its acquisition of Icore. From 2009 to 2013, Mr. Keeley held various financial and accounting positions of increasing seniority at Primus Telecommunications Group, Incorporated, including Chief Financial Officer and Chief Accounting Officer. Prior to 2009, Mr. Keeley held various financial reporting and accounting positions with FBR Capital Markets Corporation, and 3SI Security Systems, Inc. and with two publicly traded companies, The Pep Boys—Manny, Moe & Jack and David’s Bridal, Inc.

Mr. Keeley is a certified public accountant. Mr. Keeley holds a Bachelor of Science in Accounting from Fairmont State College.

Pursuant to the terms of an Offer Letter, dated as of June 8, 2018 (the “Keeley Offer Letter”), by and between the Company and Mr. Keeley, Mr. Keeley will receive (1) an annual base salary of $275,000; (2) an annual cash incentive bonus based upon criteria established by the Company’s Board of Directors at a target level of 50% of earned base salary; (3) a pro-rated annual restricted stock grant at a target level of 100% of base salary, subject to three-year vesting, 50% of which shall be subject to time-based vesting, and 50% of which shall be subject to performance-based vesting as determined by the Company’s Board of Directors; and (4) customary benefits, including paid time off. After completing one year of service, Mr. Keeley will be eligible to receive twelve (12) months of severance pay for a termination without cause and prior to the completion of one year of service six (6) months of severance pay.

The foregoing description of the Keeley Offer Letter does not purport to be complete and is qualified in its entirety by reference to the Keeley Offer letter, which is attached to this Current Report as Exhibit 10.1 and incorporated herein by reference. Mr. Keeley and the Company also entered into an Indemnity Agreement substantially in the form filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed May 29, 2009.

There are no family relationships between Mr. Keeley and any director or other executive officer, nor are there any transactions to which the Company was or is a participant and in which Mr. Keeley has a material interest subject to disclosure under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Keeley and any other persons pursuant to which she was selected as an officer.

Agreement with Robert Dennerlein

As previously disclosed, on May 11, 2018, the Company and Robert Dennerlein decided that Mr. Dennerlein’s employment would cease, as Mr. Dennerlein has decided to pursue other opportunities. He will continue to be employed by the Company until June 30, 2018 to ensure an orderly transition of his responsibilities to James Keeley.

In connection with Mr. Dennerlein’s departure, the Company and Mr. Dennerlein entered into a Release Agreement, effective June 11, 2018 (the “Release Agreement”). Pursuant to the Release Agreement, Mr. Dennerlein became entitled to the following severance benefits as set forth in Mr. Dennerlein’s Offer Letter, dated as of October 28, 2016 (the “Dennerlein Offer Letter”): (i) severance pay equal to $275,000 payable over a twelve (12) month period; and (ii) COBRA premiums for twelve (12) months.

The Release Agreement also contains customary release and non-disparagement provisions. The Release Agreement terminates and supersedes the Dennerlein Offer Letter.

The foregoing description of (i) the Release Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference and (ii) the Dennerlein Offer Letter is qualified in its entirety by reference to the full text of the original agreement, a copy of which is attached hereto as Exhibit 10.3.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit	Description
No.

10.1	Offer Letter, James Keeley, dated June 8, 2018. Filed herewith.

10.2	Release Agreement, dated June 8, 2018, by and between the Company and Robert Dennerlein. Filed herewith.

10.3	Offer Letter, Robert Dennerlein, dated October 26, 2017. (incorporated herein by reference to Exhibit 10.22 to the Company’s Annual Report on Form 10-K, filed on March 15, 2018.

99.1	Press Release, dated June 11, 2018. Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNAP CORPORATION

Date: June 12, 2018	By:	/s/ Richard Diegnan
Richard Diegnan
SVP and General Counsel